SUPPLEMENTAL STOCK PURCHASE AGREEMENT

RECITALS

This Supplemental Stock Purchase Agreement (the "Agreement") is made as of this 19th day of July, 2002 among Capital Growth Partners, LLC ("CGP"), a Utah Limited liability Company, Loeb Investors Co. XL ("Loeb") and United Park City Mines Company, a Delaware corporation (together with its subsidiaries, the "Company").

Reference is made to that certain Stock Purchase Agreement dated as of February 21, 2002, by and among CGP, the Company, and those parties set forth on Schedule A attached thereto (such entities are hereinafter collectively referred to as "Sellers" and each individually as a "Seller"), as such Agreement was amended by a First Amendment to Stock Purchase Agreement (the "First Amendment") dated as of June 21, 2002 (the Stock Purchase Agreement (as amended by the First Amendment, shall hereafter be referred to as the "Existing Stock Purchase Agreement").

AGREEMENT

CGP, Loeb and the Company, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as follows:

1. In addition to the shares of common stock of the Company provided to be sold under the Existing Stock Purchase Agreement pursuant to the terms thereof, Loeb agrees to sell and transfer to CGP and CGP agrees to purchase from Loeb 917,778.45 shares of capital stock of the Company (the "Supplemental Shares"), for a purchase price of $25/share (for a total purchase price of $22,944,461.25) , pursuant to and in accordance with the terms of the Existing Stock Purchase Agreement (as if the Supplemental Shares were being sold pursuant to the Existing Stock Purchase Agreement), which is incorporated by reference herein (but is not amended hereby); provided, however, that:

A. as the Supplemental Shares represent all of the shares of the Non-Selling Shareholders under the Existing Stock Purchase Agreement, Loeb agrees not to exercise any rights on behalf of the Non-Selling Shareholders set forth in Sections 3(iv), 6.4(a), 11.1(e) or 12(a) under the Existing Stock Purchase Agreement;

B. simultaneously with the execution hereof, CGP shall deposit $250,000 (the "Supplemental Deposit") with Zions' Bank (the "Deposit Agent"), which deposit shall be administered pursuant to (i) the sections of the Existing Stock Purchase Agreement pertaining to the Deposit (as defined therein) as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were "Shares" as defined in the Existing Stock Purchase Agreement, and (ii) the Supplemental Deposit Agent Agreement among Loeb, CGP, and Zions' Bank, of even date herewith (the "Supplemental Deposit Agent Agreement"). If the Supplemental Shares are sold to CGP pursuant to this Agreement, the Supplemental Deposit shall be applied to the purchase price of the Supplemental Shares pursuant to Section 3(i) of the Existing Stock Purchase Agreement as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were the Shares under the Existing Stock Purchase Agreement. If the Supplemental Shares are not sold to CGP, then the Deposit shall be disposed of pursuant to Sections 3(ii), 3(iii) and 3(b) of the Existing Stock Purchase Agreement as if the Supplemental Deposit were the Deposit and as if the Supplemental Shares were the Shares under the Existing Stock Purchase Agreement. It is understood that the Supplemental Deposit shall pertain solely to the Supplemental Shares and shall not be for the benefit of the Sellers under the Existing Stock Purchase Agreement other than Loeb as the holder of the Supplemental Shares; and

C. In addition to any other provisions contained herein, CGP shall have no obligation to purchase the Supplemental Shares and shall be entitled to prompt return of the Supplemental Deposit if is not able to acquire, at Closing (as defined in the Existing Stock Purchase Agreement) from Sellers (as defined in the Existing Stock Purchase Agreement), free and clear of all claims and Encumbrances (as defined in the Existing Stock Purchase Agreement) at least 51 percent of the outstanding common stock of the Company as of the Closing Date (as defined in the Existing Stock Purchase Agreement), not including the Supplemental Shares, after assuming that all other options or other rights to acquire common stock of the Company have been issued, exercised and converted into common stock, as applicable, and, as a result, does not close on the purchase of the Shares under the Existing Stock Purchase Agreement;

D. If the Closing occurs under the Existing Stock Purchase Agreement, CGP will be obligated to simultaneously purchase the Supplemental Shares (the "Supplemental Share Closing") under this Agreement, unless CGP will not able to acquire, at the Supplemental Share Closing, from Loeb, such Supplemental Shares free and clear of all claims and Encumbrances (as defined in the Existing Stock Purchase Agreement).

The parties hereto agree to be bound by all obligations, conditions, covenants, representations, warranties and other terms of the Existing Stock Purchase Agreement as if the Supplemental Shares were Shares (as defined in the Existing Stock Purchase Agreement) being sold pursuant to such Existing Stock Purchase Agreement, including, without limitation, the parties' agreement that representations and warranties the Sellers, the Company and CGP made, respectively, under the Existing Stock Purchase Agreement with respect to the Shares are hereby made by Loeb, the Company and the CGP, respectively, with respect to the Supplemental Shares.

The parties confirm that, in addition to the aforesaid Supplemental Deposit,

(i). Pursuant to Section 12A of the First Amendment, a $250,000 Initial Deposit (as defined in the First Amendment) was disbursed to Sellers, which Initial Deposit is nonrefundable and is the property of the Sellers provided that if a Closing occurs and CGP (or an affiliate of CGP) purchases the Shares from Sellers, the Initial Deposit will be applied to the Purchase Price, all as set forth in the First Amendment;

(ii). Pursuant to Sections 12(A) and 12(B) of the First Amendment, the Deposit (as defined in the Existing Stock Purchase Agreement) is in the amount of $1,250,000, plus interest;

(iii). Pursuant to Section 12(C) of the First Amendment, CGP may elect a Second Postponement (as defined in the First Amendment) by paying Seller's Representative an additional $250,000 deposit, which deposit will be applied to the Purchase Price of the Shares if a Closing occurs, pursuant to the terms of the First Amendment. The parties hereto agree that if CGP elects a Second Postponement under the Existing Stock Purchase Agreement, CGP will elect a Second Postponement with respect to the Supplemental Shares (which Second Postponement provided for herein shall be for the same time period as the Second Postponement provided for in the First Amendment) by paying Seller's Representative an additional deposit of $50,000 (the "Supplemental Shares Second Postponement Deposit"), payment and disposition of which shall be treated analogously to payment an disposition of the Second Postponement Deposit under the First Amendment; and

(iv). Pursuant to Section 12(D) of the First Amendment, CGP (as defined in the First Amendment) may elect Third Postponement (as defined in the First Amendment) by paying Seller's Representative an additional $250,000 deposit, which deposit will be applied to the Purchase Price of the Shares if a Closing occurs, pursuant to the terms of the First Amendment. The parties hereto agree that if CGP elects a Third Postponement under the Existing Stock Purchase Agreement, CGP will elect a Third Postponement with respect to the Supplemental Shares (which Third Postponement provided for herein shall be for the same time period as the Third Postponement provided for in the First Amendment) by paying Seller's representative an additional deposit of $50,000 (the "Supplemental Shares Third Postponement Deposit"), payment and disposition of which shall be treated analogously to payment an disposition of the Third Postponement Deposit under the First Amendment, but which Supplemental Shares Third Postponement Deposit shall pertain solely to the Supplemental Shares and shall not be for the benefit of the Sellers under the Existing Stock Purchase Agreement other than Loeb as the holder of the Supplemental Shares.

2. Loeb agrees to take the position that the Supplemental Shares are not "Remaining Shares" under the Existing Stock Purchase Agreement. Loeb agrees to indemnify and hold CGP harmless for any payments of expenses under the Existing Stock Purchase Agreement it is required to make under Sections 7.5, 13.11 or any related provision of the Existing Stock Purchase Agreement as a result of any other person or entity taking the position that the Supplemental Shares are Remaining Shares under the Existing Stock Purchase Agreement.

3. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

4. This Agreement may be signed in counterparts, all of which together shall constitute one and the same instrument.

5. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Existing Stock Purchase Agreement.

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CGP, Loeb and the Company have caused this Supplemental Stock Purchase Agreement to be executed by their duly authorized representatives as of July 19, 2002.

CAPITAL GROWTH PARTNERS, LLC

 By: /s/ Gerald A. Jackson

Name: Gerald A. Jackson

LOEB INVESTORS CO. XL

 By: /s/ Joseph S. Lesser

Name: Joseph S. Lesser

Managing Partner

UNITED PARK CITY MINES

By: /s/ Hank Rothwell

Name: Hank Rothwell

Title: President